UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015 (September 1, 2015)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2015, Starwood Waypoint Residential Trust (the “Company”), as guarantor, PrimeStar Fund I, L.P., (“PrimeStar LP”), a limited partnership in which the Company owns, indirectly, the majority of the general partnership and limited partnership interests, and PrimeStar-H Fund I Trust, a trust in which the Company owns, indirectly, the majority of the beneficial trust interests, entered into Amendment No. 3 (the “Amendment”) to the Master Repurchase Agreement (the “Repurchase Agreement” and, as so amended and as previously amended, the “Amended Repurchase Agreement”) with Deutsche Bank AG, Cayman Islands Branch (the “Buyer”). The Amended Repurchase Agreement is used to finance the acquisition of pools or groups of mortgage loans secured by residential real property and related residential real property by the Company and the Company’s wholly-owned subsidiaries as more particularly described in the Amended Repurchase Agreement. The Repurchase Agreement previously provided maximum financings of up to $500 million, and was amended pursuant to the Amendment and the ancillary transaction documents to provide maximum financings by the Buyer of up to $386 million (the “Facility”).

Advances under the Amended Repurchase Agreement accrue interest at a per annum pricing rate based on 30 day LIBOR (or a conduit costs of funds rate if a Buyer sponsored conduit is utilized) plus 2.375%. During the existence of an Event of Default (as defined in the Amended Repurchase Agreement), interest accrues at the post default rate, which is based on the applicable pricing rate in effect on such date plus an additional 3%. The maturity date of the Facility is March 1, 2017, subject to a six month extension option, which may be exercised by PrimeStar LP upon the satisfaction of certain conditions set forth in the Amended Repurchase Agreement and ancillary transaction documents.

The Company previously provided a Guaranty (the “Guaranty Agreement”), in connection with the Repurchase Agreement. Under the Guaranty Agreement the Company guarantees the obligations of PrimeStar LP under the Amended Repurchase Agreement and ancillary transaction documents. The Amended Repurchase Agreement and ancillary transaction documents, including the Guaranty Agreement, contain various affirmative and negative covenants concerning the Company’s liquidity, tangible net worth and maximum leverage ratio.

The foregoing summary of the Amended Repurchase Agreement, the Guaranty Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Amended Repurchase Agreement and the Guaranty Agreement. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. Copies of the Repurchase Agreement and the Guaranty Agreement were previously filed as exhibits to the Company’s Current Report on Form 8-K filed on March 13, 2014, and Amendment No. 1 to the Repurchase Agreement was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 30, 2014. Amendment No. 2 to the Repurchase Agreement was entered into on October 10, 2014 to modify certain administrative requirements in the Repurchase Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 3, dated September 1, 2015, to the Master Repurchase Agreement, dated March 11, 2014, among Starwood Waypoint Residential Trust, PrimeStar Fund I, L.P., Wilmington Savings Fund Society, FSB and Deutsche Bank AG, Cayman Islands Branch

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: September 4, 2015	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3, dated September 1, 2015, to the Master Repurchase Agreement, dated March 11, 2014, among Starwood Waypoint Residential Trust, PrimeStar Fund I, L.P., Wilmington Savings Fund Society, FSB and Deutsche Bank AG, Cayman Islands Branch

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